Exhibit 99.1
FOR IMMEDIATE RELEASE
Lam Research Corporation Contacts:
Satya Kumar, Investor Relations, phone: 510-572-1615, e-mail: investor.relations@lamresearch.com
Lam Research Corporation Reports Financial Results for the Quarter Ended September 25, 2016
FREMONT, Calif., October 19, 2016 - Lam Research Corp. (Nasdaq: LRCX) today announced financial results for the quarter ended September 25, 2016 (the "September 2016 quarter").
Highlights for the September 2016 quarter were as follows:

•	Shipments of $1,708 million and revenue of $1,632 million.

•	GAAP gross margin of 43.9%, GAAP operating margin of 19.4%, and GAAP diluted EPS of $1.47.

•	Non-GAAP gross margin of 45.2%, non-GAAP operating margin of 22.4%, and non-GAAP diluted EPS of $1.81.
Key Financial Data for the Quarters Ended September 25, 2016 and June 26, 2016
(in thousands, except per-share data, percentages, and basis points)

U.S. GAAP
	September 2016	June 2016	Change Q/Q
Shipments	$1,708,483	$1,587,417	+ 8%
Revenue	$1,632,419	$1,546,261	+ 6%
Gross margin as percentage of revenue	43.9%	45.2%	-130 bps
Operating margin as percentage of revenue	19.4%	20.0%	- 60 bps
Diluted EPS	$1.47	$1.46	+ 1%

Non-GAAP
	September 2016	June 2016	Change Q/Q
Shipments	$1,708,483	$1,587,417	+ 8%
Revenue	$1,632,419	$1,546,261	+ 6%
Gross margin as percentage of revenue	45.2%	46.6%	- 140 bps
Operating margin as percentage of revenue	22.4%	23.2%	- 80 bps
Diluted EPS	$1.81	$1.80	+ 1%
U.S. GAAP Financial Results
For the September 2016 quarter, revenue was $1,632 million, gross margin was $716 million, or 43.9% of revenue, operating expenses were $400 million, operating margin was 19.4% of revenue, and net income was $264 million, or $1.47 per diluted share on a GAAP basis. This compares to revenue of $1,546 million, gross margin of $699 million, or 45.2% of revenue, operating expenses of $390 million, operating margin of 20.0% of revenue, and net income of $259 million, or $1.46 per diluted share, for the quarter ended June 26, 2016 (the “June 2016 quarter”).
Non-GAAP Financial Results
For the September 2016 quarter, non-GAAP gross margin was $737 million or 45.2% of revenue, non-GAAP operating expenses were $372 million, non-GAAP operating margin was 22.4% of revenue, and non-GAAP net income was $322 million, or $1.81 per diluted share. This compares to non-GAAP gross margin of $720 million or 46.6% of revenue, non-GAAP operating expenses of $361 million, non-GAAP operating margin of 23.2% of revenue, and non-GAAP net income of $315 million, or $1.80 per diluted share for the June 2016 quarter.
“Lam delivered another record quarter in shipments, revenues and non-GAAP net income, validating the importance of having the right products at the right time to address industry enabling technology inflections that are critical to powering a new generation of semiconductor devices in a world that is now clearly, more than Moore” said Martin Anstice, Lam Research’s President and Chief Executive Officer. “We continue to see strong momentum for differentiated products and services addressing key applications including multi-patterning, 3D device architecture and advanced packaging.  The combination of our technology leadership, disciplined operational execution and close partnerships with customers positions us for our fifth straight calendar year of revenue growth of approximately 18% annually over that period, record performance in 2016 and a favorable forward looking multi-year growth outlook."
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Balance Sheet and Cash Flow Results
Cash and cash equivalents, short-term investments, and restricted cash and investments balances increased to $7.5 billion at the end of the September 2016 quarter compared to $7.1 billion at the end of the June 2016 quarter. This increase was primarily the result of approximately $473 million in cash flows from operating activities which was partially offset by approximately $42 million of capital expenditures; and approximately $48 million of dividends paid to stockholders during the September 2016 quarter. As a result of the October 5, 2016 termination of the Agreement and Plan of Merger and Reorganization with KLA-Tencor, our Senior Notes maturing in 2023 and 2026 were redeemed on October 13, 2016 under the Special Mandatory Redemption terms of the indenture governing these Notes, thereby reducing our cash and cash equivalents and short-term investments balance by approximately $1.6 billion.

Deferred revenue at the end of the September 2016 quarter increased to $704 million as compared to $566 million at the end of the June 2016 quarter. Deferred profit at the end of the September 2016 quarter increased to $418 million as compared to $349 million at the end of the June 2016 quarter. Lam’s deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The estimated future revenue from shipments to Japanese customers was approximately $65 million as of September 25, 2016.
Geographic Distribution
The geographic distribution of shipments and revenue during the September 2016 quarter is shown in the following table:

Region	Shipments	Revenue
Taiwan	26%	26%
Korea	28%	23%
Japan	11%	15%
China	11%	14%
Southeast Asia	11%	12%
United States	8%	7%
Europe	5%	3%
Outlook
For the December 2016 quarter, Lam is providing the following guidance:

	U.S. GAAP			Reconciling Items		Non-GAAP
Shipments	$1.85 Billion	+/-	$75 Million	—		$1.85 Billion	+/-	$75 Million
Revenue	$1.84 Billion	+/-	$75 Million	—		$1.84 Billion	+/-	$75 Million
Gross margin	44.9%	+/-	1%	$21	Million	46.0%	+/-	1%
Operating margin	23.0%	+/-	1%	$37	Million	25.0%	+/-	1%
Net income per diluted share	$1.82	+/-	$0.10	$60	Million	$2.18	+/-	$0.10
Diluted share count	181 Million			2	Million	179 Million
The information provided above is only an estimate of what the Company believes is realizable as of the date of this release, and does not incorporate the potential impact of any business combinations, asset acquisitions, divestitures, financing arrangements, other investments, or other significant transactions that may be completed after the date of this release. GAAP to non-GAAP reconciling items provided include only those items that are known and can be estimated as of the date of this release. Actual results will vary from this model and the variations may be material. Reconciling items included above are as follows:

•	Gross Margin - amortization related to intangible assets acquired in the Novellus transaction, $21 million.

•	Operating margin - amortization related to intangible assets acquired in the Novellus transaction, $37 million.

•
Earnings per share - amortization related to intangible assets acquired in the Novellus transaction, $37 million; amortization of note discounts, $6 million; special mandatory redemption fees, accelerated amortization of loan issuance costs and debt discounts, and interest expense, net associated with the early redemption of the KLA-Tencor acquisition funding, $37 million; and associated tax benefit for non-GAAP items ($20) million; totaling $60 million.

•	Diluted share count - impact of a note hedge issued contemporaneously with the convertible notes due 2018, 2 million shares.
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Lam Announces Financial Results for the September 2016 Quarter
Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company’s non-GAAP results for both the September 2016 and June 2016 quarters exclude amortization related to intangible assets acquired in the Novellus transaction, costs associated with campus consolidation, the amortization of note discounts, costs associated with the KLA-Tencor acquisition and tax benefit of non-GAAP items. Additionally, the June 2016 quarter non-GAAP results exclude Novellus acquisition-related inventory fair value impact, restructuring charges, gain on sale of real property, net of associated exit costs, amortization of bridge loan issuance costs and other related fees associated with the KLA-Tencor acquisition, change in income tax benefit from a court ruling, and income tax benefit on resolution of certain tax matters.
Management uses non-GAAP gross margin, operating income, operating expenses, operating margin, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s website at http://investor.lamresearch.com .
Caution Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to; the estimated future revenue from shipments to Japanese customers; economic and market conditions in the industry and their impact on technology inflections; our growth revenue and performance outlooks and their drivers: the extent of our underlying fundamentals and multi-year outperformance opportunities and our ability to strengthen those positions and accelerate innovation for the benefit of our customers; the legal and business factors that may affect our future tax rate; and our guidance for shipments, revenue, gross margin, operating margin, net income or earnings per diluted share, and diluted share count. Some factors that may affect these forward-looking statements include: business conditions in the consumer electronics industry, the semiconductor industry and the overall economy may deteriorate or change; and the actions of our customers and competitors may be inconsistent with our expectations, as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10-K for the fiscal year ended June 26, 2016. These uncertainties and changes could materially affect the forward looking statements and cause actual results to vary from expectations in a material way. The Company undertakes no obligation to update the information or statements made in this release.
About Lam Research
Lam Research Corp. (NASDAQ: LRCX) is a trusted global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam's broad portfolio of market-leading deposition, etch, and clean solutions helps customers achieve success on the wafer by enabling device features that are 1,000 times smaller than a grain of sand, resulting in smaller, faster, more powerful, and more power-efficient chips. Through collaboration, continuous innovation, and delivering on commitments, Lam is transforming atomic-scale engineering and enabling its customers to shape the future of technology. Based in Fremont, Calif., Lam Research is a Nasdaq-100 Index® and S&P 500® company whose common stock trades on the Nasdaq Global Select MarketSM under the symbol LRCX. For more information, please visit http://www.lamresearch.com. (LRCX-F)

Consolidated Financial Tables Follow.
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Lam Announces Financial Results for the September 2016 Quarter

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended
	September 25, 2016	June 26, 2016	September 27, 2015
Revenue	$1,632,419	$1,546,261	$1,600,043
Cost of goods sold	916,222	847,477	877,680
Gross margin	716,197	698,784	722,363
Gross margin as a percent of revenue	43.9%	45.2%	45.1%
Research and development	235,240	237,255	234,209
Selling, general and administrative	165,010	152,288	152,726
Total operating expenses	400,250	389,543	386,935
Operating income	315,947	309,241	335,428
Operating income as a percent of revenue	19.4%	20.0%	21.0%
Other expense, net	(23,154)	(27,249)	(27,121)
Income before income taxes	292,793	281,992	308,307
Income tax expense	(28,958)	(23,053)	(19,628)
Net income	$263,835	$258,939	$288,679
Net income per share:
Basic	$1.64	$1.62	$1.82
Diluted	$1.47	$1.46	$1.66
Number of shares used in per share calculations:
Basic	160,607	159,862	158,352
Diluted	180,017	177,649	174,374
Cash dividend declared per common share	$0.30	$0.30	$0.30

Lam Announces Financial Results for the September 2016 Quarter

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 25, 2016	June 26, 2016		September 27, 2015
	(unaudited)	(1)		(unaudited)
ASSETS
Cash and cash equivalents	$5,861,701	$5,039,322		$1,744,325
Investments	1,352,775	1,788,612		2,587,474
Accounts receivable, net	1,290,317	1,262,145		1,088,942
Inventories	931,581	971,911		916,683
Other current assets	162,628	151,160	(3)	177,668	(3)
Total current assets	9,599,002	9,213,150		6,515,092
Property and equipment, net	649,587	639,608		636,769
Restricted cash and investments	255,640	250,421		183,455
Goodwill and intangible assets	1,912,431	1,951,197		2,076,164
Other assets	219,702	209,939	(3)	177,859	(3)
Total assets	$12,636,362	$12,264,315		$9,589,339
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of convertible notes and capital leases	$952,999	$947,733	(3)	$968,503	(3)
Other current liabilities	1,533,253	1,470,308		1,312,549
Total current liabilities	2,486,252	2,418,041		2,281,052
Long-term debt and capital leases	3,378,179	3,378,129	(3)	1,396,412	(3)
Income taxes payable	241,671	231,514		247,448
Other long-term liabilities	142,910	134,562		127,607
Total liabilities	6,249,012	6,162,246		4,052,519
Temporary equity, convertible notes	202,467	207,552		178,665
Stockholders’ equity (2)	6,184,883	5,894,517		5,358,155
Total liabilities and stockholders’ equity	$12,636,362	$12,264,315		$9,589,339

(1)	Derived from audited financial statements
(2)	Common shares issued and outstanding were 161,706 as of September 25, 2016, 160,201 as of June 26, 2016, and 158,101 as of September 27, 2015
(3)
Adjusted for effects of retrospective implementation of ASU 2015-3, regarding the simplification of the presentation of bond issuance costs, which requires that bond issuance costs related to a recognized liability be presented on the balance sheet as a direct reduction from the carrying amount of that debt liability, consistent with debt discounts.

Lam Announces Financial Results for the September 2016 Quarter

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended
	September 25, 2016	June 26, 2016	September 27, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$263,835	$258,939	$288,679
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	74,562	74,976	70,590
Deferred income taxes	7,633	(46,708)	(5,563)
Equity-based compensation expense	38,595	39,288	35,774
Income tax benefit on equity-based compensation plans	—	(8,048)	3,545
Excess tax benefit on equity-based compensation plans	—	9,035	(3,572)
Amortization of note discounts and issuance costs	6,830	14,584	9,831
Gain on sale of assets	—	(15,223)	—
Other, net	16,807	17,929	10,011
Changes in operating assets and liabilities	64,962	79,052	39,702
Net cash provided by operating activities	473,224	423,824	448,997
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(41,979)	(51,726)	(49,454)
Net sale (purchase) of available-for-sale securities	431,750	605,891	(28,203)
Proceeds from sale of assets	—	79,730	—
Transfer of restricted cash and investments	(5,219)	(112,381)	—
Other, net	(7,800)	—	(1,500)
Net cash provided by (used for) investing activities	376,752	521,514	(79,157)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations and payments for debt issuance costs	(371)	(450,624)	(96)
Proceeds from issuance of long-term debt, net of issuance costs	—	2,374,220	—
Excess tax benefit on equity-based compensation plans	—	(9,035)	3,572
Treasury stock purchases	(1,854)	(27,114)	(98,385)
Dividends paid	(48,052)	(47,308)	(47,659)
Reissuance of treasury stock related to employee stock purchase plan	19,320	20,360	19,245
Proceeds from issuance of common stock	1,459	1,547	377
Other, net	(10)	(159)	(300)
Net cash (used for) provided by financing activities	(29,508)	1,861,887	(123,246)
Effect of exchange rate changes on cash and cash equivalents	1,911	76	(3,808)
Net increase in cash and cash equivalents	822,379	2,807,301	242,786
Cash and cash equivalents at beginning of period	5,039,322	2,232,021	1,501,539
Cash and cash equivalents at end of period	$5,861,701	$5,039,322	$1,744,325

Lam Announces Financial Results for the September 2016 Quarter

Non-GAAP Financial Summary
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	September 25, 2016	June 26, 2016
Revenue	$1,632,419	$1,546,261
Gross margin	$737,447	$720,162
Gross margin as percentage of revenue	45.2%	46.6%
Operating expenses	$371,634	$361,490
Operating income	$365,813	$358,672
Operating margin as a percentage of revenue	22.4%	23.2%
Net income	$322,074	$314,806
Net income per diluted share	$1.81	$1.80
Shares used in per share calculation - diluted	177,628	175,052
Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and U.S. GAAP number of dilutive shares to Non-GAAP number of dilutive shares
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 25, 2016	June 26, 2016
U.S. GAAP net income	$263,835	$258,939
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction - cost of goods sold	21,250	21,250
Novellus acquisition-related inventory fair value impact - cost of goods sold	—	128
Costs associated with campus consolidation - research and development	2,561	7,763
Restructuring charges - research and development	—	43
Amortization related to intangible assets acquired in Novellus transaction -selling, general and administrative	16,083	16,083
KLA-Tencor acquisition-related costs - selling, general and administrative	9,972	19,270
Restructuring charges - selling, general and administrative	—	117
Gain on sale of real property, net of associated exit costs - selling, general and administrative	—	(15,223)
KLA-Tencor acquisition funding interest expense, net - other expense, net	17,709	3,821
Amortization of note discounts - other expense, net	5,913	7,492
Amortization of bridge loan issuance costs and other related fees - other expense, net	—	6,938
Net income tax benefit on non-GAAP items	(15,249)	(8,413)
Income tax benefit on resolution of certain tax matters	—	(2,515)
Change to income tax benefit from court ruling	—	(887)
Non-GAAP net income	$322,074	$314,806
Non-GAAP net income per diluted share	$1.81	$1.80
U.S. GAAP number of shares used for per diluted share calculation	180,017	177,649
Effect of convertible note hedge	(2,389)	(2,597)
Non-GAAP number of shares used for per diluted share calculation	177,628	175,052

Lam Announces Financial Results for the September 2016 Quarter

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income
(in thousands, except percentages)
(unaudited)

	Three Months Ended
	September 25, 2016	June 26, 2016
U.S. GAAP gross margin	$716,197	$698,784
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction	21,250	21,250
Novellus acquisition-related inventory fair value impact	—	128
Non-GAAP gross margin	$737,447	$720,162
U.S. GAAP gross margin as a percentage of revenue	43.9%	45.2%
Non-GAAP gross margin as a percentage of revenue	45.2%	46.6%
U.S. GAAP operating expenses	$400,250	$389,543
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction	(16,083)	(16,083)
KLA-Tencor acquisition-related costs	(9,972)	(19,270)
Costs associated with campus consolidation	(2,561)	(7,763)
Restructuring charges	—	(160)
Gain on sale of real property, net of associated exit costs	—	15,223
Non-GAAP operating expenses	$371,634	$361,490
Non-GAAP operating income	$365,813	$358,672
GAAP operating margin as percent of revenue	19.4%	20.0%
Non-GAAP operating margin as a percent of revenue	22.4%	23.2%